SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 21, 2006

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

Delaware	0-29657	33-0727323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1121 Steeles Avenue West, Suite 803
Toronto, Ontario M2R 3W7
(Address of Principal Executive Offices) (Zip Code)

(416) 661-4989
(Registrant's telephone number)

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 - Registrant's Business and Operations

        The descriptions in this report of contracts, agreements or other arrangements to which the Company is party are summaries only and are not necessarily complete. Reference is made to the complete text of each such document, filed as an exhibit or incorporated by reference herein. See Item 9.01, Financial Statements and Exhibits, below.

Item 1.01 Entry into a Material Definitive Agreement

On March 21, 2006, the Company entered into an Asset Purchase Agreement with Sino Silver Corp. ("Sino Silver") and Sanhe Sino-Top Resources and Technologies, Ltd. ("Sino-Top") wherein Sino Silver agreed to sell its 60% interest in Sino-Top to the Company. Sino-Top holds the exploration and mining rights to 9 properties in the Erbaohuo Silver District in Inner Mongolia, China. The total purchase price is US$650,000 plus 4,000,000 restricted common shares of the Company payable as follows:

i) US$150,000 was paid on the closing;

ii) US$100,000 payable on May 20, 2006;

iii) US$400,000 payable and the 4,000,000 restricted common shares of the Company deliverable upon receipt of the requisite approvals to the transfer by the local Provincial Department of Commerce in China;

The Company has also committed to invest approximately US$1,300,000 into Sino-Top in 2006 towards exploration and property maintenance on the nine properties in the portfolio, with emphasis on bringing the Erbahuo mine into production in 2007 and advanced stage exploration on two properties (Zuanxinhu and Saihanaobao).

The Asset Purchase Agreement is attached to this Form 8-K as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Regulation
S-B No.	Description

10.1	Asset Purchase Agreement dated as of March 16, 2006 among Silver Dragon Resources Inc., Sino Silver Corp. and Sanhe Sino-Top Resources and Technologies, Ltd.

99.1	Press Release of Silver Dragon Resources Inc. dated March 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

SILVER DRAGON RESOURCES INC.

Date: March 24, 2006	/s/ Marc Hazout
By: Marc Hazout, President and Chief Executive Officer